SECURITIES AND EXCHANGE COMMISSION

                             Washington, D. C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)        August 17, 2005
                                                --------------------------------

Commission         Registrant, State of Incorporation,        I.R.S. Employer
File Number        Address and Telephone Number               Identification No.

1-6468             Georgia Power Company                      58-0257110
                   (A Georgia Corporation)
                   241 Ralph McGill Boulevard, N.E.
                   Atlanta, Georgia 30308
                   (404) 506-6526

The address of the registrant has not changed since the last report.

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))



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Item 5.03  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal
           Year.

         On August 17, 2005, the Board of Directors of Georgia Power Company (the "Company") adopted amendments to the bylaws of the Company (the "Amended Bylaws"). The Amended Bylaws make a number of revisions to provide flexibility in certain of the Company's operations and delete certain unnecessary provisions. The following is a summary of the substantive changes in the Amended Bylaws, a copy of which is attached as Exhibit 3(c)2 hereto and incorporated herein by reference.
         The Amended Bylaws amend and restate the power and authority of the committees of the Board of Directors and allow such committees to be created and dissolved at the discretion of the Board of Directors. The Amended Bylaws also add the ability for the annual meeting of shareholders to be held either on the third Wednesday in May of each year or on a date as determined by the Board of Directors. Further, the Amended Bylaws remove the exception of the retirement age from the Board of Directors for the members of the Independent Litigation Committee because such exception is no longer necessary.


Item 9.01.      Financial Statements and Exhibits.

                (c) Exhibits.

                    3(c)2 - By-laws of Georgia Power as amended effective August
                            17, 2005, and as presently in effect.



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                                   SIGNATURES

                Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date:     August 22, 2005             GEORGIA POWER COMPANY



                                       By     /s/Wayne Boston
                                                Wayne Boston
                                             Assistant Secretary